EXHIBIT 3.1

                            Restated

                    Articles of Incorporation

                               of

               Environmental Tectonics Corporation

                         *      *      *

     1.   The name of the corporation is:

          Environmental Tectonics Corporation

     2. The location and post office address of its registered office in the Commonwealth of Pennsylvania is:

          C/O Blank, Rome, Klaus & Comisky
          Four Penn Center Plaza
          Philadelphia, Pennsylvania  19103

     3. The purposes for which the corporation is incorporated are to have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, including without limitation to manufacture, process, own, use and deal in and with personal property of every class and description; to engage in research and development to furnish services; to acquire, own, use and dispose of real property of any nature whatsoever and to design, develop, produce, manufacture and dispose of environmental, electronic and other systems, equipment and products.

     4. The corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania.

     5. The term for which the corporation is to exist is perpetual.

     6. The aggregate number of shares which the corporation shall have authority to issue is 1,500,000 shares of common stock, par value $.10 per share.

     7. The shareholders of the corporation shall not be entitled to vote cumulatively for the election of directors.

     Executed this 24 day of August 1971.

     Filed in the Department of State on August 27, 1971.

                  COMMONWEALTH OF PENNSYLVANIA
                       DEPARTMENT OF STATE
                       CORPORATION BUREAU

           Statement of Change of Registered Office --
                  Domestic Business Corporation


     In compliance with the requirements of section 307 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S.
Section 1307) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:

     1.   The name of the corporation is:

               ENVIRONMENTAL TECTONICS CORPORATION

     2. The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

               c/o Blank, Rome, Klaus & Comisky
               Four Penn Center Plaza
               Philadelphia, Pennsylvania  19103

     3. The address to which the registered office in this Commonwealth is to be changed is:

               James Way
               County Line Industrial Park
               Southampton, Pennsylvania  18966

     4. Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this 24th day of July, 1984.

                  COMMONWEALTH OF PENNSYLVANIA
                       DEPARTMENT OF STATE
                       CORPORATION BUREAU

                    Articles of Amendment --
                  Domestic Business Corporation


     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S.
Section 1806) the undersigned corporation, desiring to amend its Articles, does hereby certify that:

     1.   The name of the corporation is:

               ENVIRONMENTAL TECTONICS CORPORATION

     2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

               James Way
               County Line Industrial Park
               Southampton, Pennsylvania  18966

     3.   The statute by or under which it was incorporated is:
The Act of May 5, 1933, P.L. 364.

     4.   The date of its incorporation is:  August 11, 1969.

     5. (Check, and if appropriate, complete one of the following):

          [X] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

               Time:     The 18th day of April, 1985.

               Place:    Company Offices, James Way, County Line
                         Industrial Park, Southampton, PA

               Kind and period of notice:  29 days written notice

          [ ] The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

     6.   At the time of the action of shareholders:

          (a)  The total number of shares outstanding was:
               1,363,869 shares of Common Stock.

          (b)  The number of shares entitled to vote was:
               909,307 shares of Common Stock, being all of the shares outstanding on the record date, March 11, 1985.

     7.   In the action taken by the shareholders.

          (a) The number of shares voted in favor of the amendment was:

               774,034 shares

          (b) The number of shares voted against the amendment was:

               7,992 shares

     8. The amendment adopted by the shareholders, set forth in full, is as follows:

          "RESOLVED, that Paragraph 6 of the Articles of Incorporation of Environmental Tectonics Corporation be and hereby is amended to read as follows:

               '6.  The aggregate number of shares
          which the corporation shall have authority to issue is 10,000,000 shares of common stock, par value $.10 per share.'"

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer, and its corporate seal, duly attested by another such officer, to be hereunto affixed, this 24th day of April, 1985.

 STATEMENT WITH RESPECT TO SHARES-DOMESTIC BUSINESS CORPORATION

     In connection with the requirements of 15 Pa.C.S.
Section 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations, and special rights, if any, of a class or series of its shares, hereby states that:

1.   The name of the corporation is:  Environmental Tectonics
     Corporation.

2.   (Check and complete one of the following):

     ___  The resolution amending the Articles under 15 Pa.C.S.
          Section 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows:

      X   The resolution amending the Articles under 15 Pa.C.S.
          Section 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3. The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S.
     Section 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 25,000 shares.

4. The resolution was adopted by the Board of Directors or an authorized committee thereof on: March 26, 1997.

5.   (Check, and if appropriate complete, one of the following):

      X The resolution shall be effective upon the filing this statement with respect to shares in the Department of State.

     ___  The resolution shall be effective on:  ________________
          (Date) at _____________________________ (Hour)

     IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 27th day of March, 1997.

                                                  EXHIBIT A


                STATEMENT WITH RESPECT TO SHARES

                               OF

               ENVIRONMENTAL TECTONICS CORPORATION

     RESOLVED, that pursuant to the powers expressly delegated to the Board of Directors by Article 4 of the Articles of Incorporation of the Company, the Company hereby establishes and designates one series of preferred stock and fixes and determines as set forth herein the relative rights and preferences thereof as follows:

          Designation.   There shall be established a series of
preferred stock, which shall consist of 25,000 shares of the authorized preferred stock and shall be designated Series A Convertible Preferred Stock (herein referred to as the "Preferred Stock").

          Dividends.

          (a) The holders of Preferred Stock shall be entitled to receive dividends (the "Preferred Dividend") at the rate of $11.00 per share per annum (as adjusted for any stock dividends, combinations, or splits with respect to such shares) on a cumulative basis from the actual date of original issue of each share of Preferred Stock (the "Original Issue Date"), whether or not declared, payable out of funds legally available therefor, on the first day of each February, May, August, and November in each year (each a "Dividend Payment Date"). Payments shall commence on the first such date to occur after the Original Issue Date, to the holders of record of the Preferred Stock on the fifteenth day of the month preceding each Dividend Payment Date, in the amount of $2.75 per share on each Dividend Payment Date, and payable in the event of a liquidation, dissolution or winding up of the Company (whether voluntary or involuntary) or upon conversion of the Preferred Stock as provided in Section 5 and Section 7(a) hereof.

          (b) No dividends (other than those payable solely in the Common Stock of the Company) shall be paid on any Common Stock of the Company during any fiscal year of the Company until dividends in the amount of $11.00 per share of the Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) shall have been paid, or declared and set apart during that fiscal year and for any prior year in which dividends have accumulated but remain unpaid.

          (c) In the event that either (i) the Company fails to pay the Preferred Dividend on six (6) consecutive Dividend Payment Dates, or (ii) the aggregate amount of all accumulated but unpaid dividends shall equal or exceed the amount of $16.50 per share of Preferred Stock, then the holders of the Preferred Stock shall have the right immediately to elect that number of members to the Board of Directors as shall constitute a majority of the Board of Directors. This right to elect a majority of the members of the Board of Directors shall continue until all accumulated but unpaid Preferred Dividends shall have been paid in full.

          Liquidation, Dissolution, or Winding Up.

          (a) In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to be paid first out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes and before any sums shall be paid or any assets distributed among the holders of shares of any other class or series of capital stock of the Company, including Common Stock, an amount per share equal to One Hundred Dollars ($100.00) plus the cumulative dividend as set forth in Section 2(a) hereof whether or not declared, plus an amount equal to all other accrued but unpaid Preferred Dividends (the "Preference Amount"). The Preference Amount shall be tendered to the holders of the Preferred Stock before any sums shall be paid or any assets distributed to the holders of the shares of any other class or series of capital stock, including without limitation Common Stock. If the assets of the Company shall be insufficient to permit the payment in full to the holders of the Preferred Stock of the amounts thus distributable, then the entire assets of the Company available for such distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive. After such payment shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Preferred Stock so as to be available for such payment, holders of the Preferred Stock shall not be entitled to participate in the distribution of any remaining assets of the Company.

          (b) Any consolidation, merger or a statutory share exchange (other than a merger with a wholly-owned subsidiary of the Company or a consolidation, merger, share exchange or other business combination in which the outstanding voting stock of the Company immediately prior to such consolidation, merger, share exchange or business combination constitutes a majority of the voting stock of the surviving entity) in which the outstanding shares of capital stock of the Company are exchanged for securities or other consideration of or from another corporation, or a sale of all or substantially all the assets or stock of the Company, shall be deemed to be a liquidation, dissolution, or winding up of the affairs of the Company within the meaning of this Section 3, and shall entitle the holders of the Preferred Stock to receive on the effective date of such event the Preference Amount, in cash, securities or other property; provided, however, that any such event shall not be so regarded as a liquidation, dissolution, or winding up of the affairs of the Company with respect to the Preferred Stock if the holders of two-thirds (2/3) of the outstanding shares of the Preferred Stock elect not to have any such event deemed to be a liquidation, dissolution, or winding up of the affairs of the Company by giving written notice thereof to the Company at least ten (10) days prior to the effective date of such event.

          (c)  Whenever the distribution provided for in this
Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair value thereof determined in good faith by the Board of Directors of the Company.

          J\0 In the event that outstanding shares of Preferred Stock shall be subdivided into a greater number of shares of Preferred Stock, the Preference Amount in effect immediately prior to each such subdivision, simultaneously with the effectiveness of such subdivision, shall be proportionately reduced, and, conversely, in case outstanding shares of Preferred Stock shall be combined into a smaller number of shares of Preferred Stock, the Preference Amount in effect immediately prior to each such combination, simultaneously with the effectiveness of such combination, shall be proportionately increased.

          Voting Rights; Directors.

          (a) Except as otherwise required by law, or as specifically provided herein, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Company, with each holder of Preferred Stock entitled to that number of votes equal to the number of shares of Common Stock which would be issuable upon conversion of such shares of Preferred Stock, as provided in Section 5(a) hereof (the "As Converted Number of Shares") of such holder (with fractional shares rounded up or down to the nearest whole number) at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of the Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company.

          (b) For so long as at least thirty-three and one-third percent (33 1/3%) of the number of shares of Preferred Stock issued on the Original Issue Date remain outstanding, the holders of the Preferred Stock, voting separately as a class, shall be entitled to elect one (1) member of the Board of Directors. The holders of the Preferred Stock shall vote together with holders of the Common Stock as a single class as provided in Section 4(a) above for the election of all other members of the Board of Directors provided that the Board of Directors shall not consist of more than six (6) members.

          Conversion Rights. The holders of the Preferred Stock shall have the following conversion rights:

          (a) Right to Convert. Each share of Preferred Stock shall be convertible at any time, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Hundred Dollars ($100.00) (the "Numerator") by the Conversion Price (as defined below) in effect at the time of conversion, provided that all shares held by such holder are so converted. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") initially shall be six dollars ($6.00). Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Company, the conversion rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Preferred Stock.

          (b) Adjustment to Conversion Price Upon Occurrence of Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price for the Preferred Stock, simultaneously with the happening of such Extraordinary Common Stock Event, shall be adjusted by multiplying the then-effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained thereafter shall be the Conversion Price for the respective series of Preferred Stock. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event(s). "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a stock split or subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a reverse stock split or combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          (c) Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 5(b) hereof, or a reorganization, merger, share exchange, consolidation, or sale of assets provided for in
Section 5(d) hereof), then and in each such event the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein.

          (d) Capital Reorganization, Merger, Share Exchange, Consolidation, or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock, including a merger, share exchange, consolidation, or sale of all or substantially all of assets of the Company (other than a subdivision or combination of shares or stock dividend provided for in Section 5(b) hereof or a recapitalization or reclassification provided for in Section 5(c) hereof), then, as a part of such reorganization, provision shall be made so that the holders of the Preferred Stock thereafter shall be entitled to receive, upon conversion of each share of the Preferred Stock, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such capital reorganization would have been entitled to receive. In any such case, appropriate adjustment shall be made in the application of the provisions of this
Section 5 with respect to the rights of the holders of the Preferred Stock after the reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares acquired upon conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable. In the case of a consolidation, merger, share exchange, or sale of all or substantially all the assets of the Company, the provisions of Section 3(b) shall apply, and this
Section 5(d) shall not apply, unless the holders of two-thirds (2/3) of outstanding shares of a series of Preferred Stock elect that such event shall not be deemed to be a liquidation, dissolution, or winding up of the affairs of the Company (such election to be exercised by the holders of two-thirds (2/3) of the outstanding shares of a series of Preferred Stock by providing written notice to the Company of such election at least ten (10) days prior to the date of such consolidation, merger, share exchange, or sale of all or substantially all the assets of the Company).

          (e) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Conversion Price of the Preferred Stock, the Company will furnish each holder of the Preferred Stock with a certificate prepared by the Chief Financial Officer of the Company showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

          (f) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Company at its principal office, accompanied by written notice to the Company at that office that such stockholder elects to convert such shares (a "Conversion Notice"). The Conversion Notice also shall state the name(s) and address(es) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or in blank. The date when the Conversion Notice is received by the Company together with the certificate(s) representing the shares of Preferred Stock being converted shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate(s) as it may request of the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this
Section 5 and cash, as provided in Section 5(g), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as a holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

          (g) Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock that otherwise would be issuable upon conversion of a series of Preferred Stock, the Company shall pay to the holder of the shares of Preferred Stock that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Fair Market Value price per share of the Common Stock at the close of business on the Conversion Date. "Fair Market Value" shall mean (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Company, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the Wall Street Journal, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Company's Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall be determined by the Board of Directors. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

          (h) Reservation of Common Stock. The Company at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as from time to time shall be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (i)  Special Adjustment of Conversion Price.   In the
event that the Company enters into a written agreement with the United Kingdom Ministry of Defense prior to July 31, 1997, providing for payments to the Company of $19,000,000, then the Conversion Price shall automatically, be adjusted to $7.50, subject to further adjustment as set forth in Section 5.

          Restrictions and Limitations.

          (a) Voting as a Class. So long as any shares of Preferred Stock remain outstanding, the Company will not take any of the following actions without the affirmative vote or consent (with each share of Preferred Stock being entitled to one vote) of the holders of at least a majority of the outstanding shares of the Preferred Stock, given in writing or by resolution adopted at a meeting called for such purpose:

               (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock otherwise than by redemption of Preferred Stock in accordance with
     Section 7 hereof or by conversion in accordance with
     Section 5 hereof;

               (ii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock, except for (A) the purchase of rights to exercisable options under the Company's 1988 Incentive Stock Option Plan in an amount not to exceed the difference between the exercise price of such option and the Fair Market Value of the Common Stock on the date of purchase by the Company, or (B) the purchase of the warrant for 100,000 shares of Common Stock held by Chase Manhattan Capital Corporation, for an amount not to exceed $375,000;

               (iii) authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Preferred Stock as to dividend rights or redemption rights or liquidation preferences;

               (iv) consolidate or merge with (other than a merger with a wholly-owned subsidiary of the Company or a consolidation, merger, share exchange or other business combination in which the outstanding voting stock of the Company immediately prior to such consolidation, merger, share exchange or business combination constitutes a majority of the voting stock of the surviving entity) or into, or sell or license all or substantially all the assets of the Company to, any other person or entity, liquidate, dissolve, or wind-up the affairs of the Company, recapitalize the outstanding capital stock of the Company, or reorganize the affairs of the Company;

               (v)  increase or decrease (other than by
     redemption or conversion) the total number of authorized shares of Preferred Stock; or

               (vi) effect an exchange, reclassification or cancellation of all or part of the shares of Preferred Stock or Common Stock, or effect an exchange, or create a right of exchange, of all or part of the shares of another class or series into the shares of Preferred Stock or Common Stock, whether in securities of the Company or another corporation.

          (b) Voting by Series of Preferred Stock. The Company shall not amend its Articles of Incorporation or Bylaws without the approval of the holders of a majority of the outstanding shares of Preferred Stock if such amendment would:

               (i) reduce the dividend rates on the Preferred Stock provided for herein, make such dividends noncumulative, defer the date from which dividends will accrue, cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

               (ii) reduce the amount payable to the holders of the Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Preferred Stock;

               (iii)  reduce the Redemption Price specified in
     Section 7 hereof with respect to such series;

               (iv) delay any of the Redemption Dates provided for in Section 7 hereof;

               (v) cancel or modify the conversion rights of the Preferred Stock provided for in Section 5 hereof; or

               (vi)  otherwise amend its Articles of
     Incorporation if such amendment would change adversely any of the rights, preferences or privileges provided for herein for the benefit of any shares of Preferred Stock.

     Redemption.

          (a) Preferred Stock Right of Redemption; Automatic Conversion. The Company shall redeem, from any source of funds legally available therefor, the Preferred Stock of each holder thereof in three (3) annual installments beginning on the fifth
(5th) anniversary of the Original Issue Date (each a "Redemption Date"), unless such holder has elected to waive its right of redemption as provided herein. The Company shall effect this redemption by paying in cash to each such holder for each share of Preferred Stock a sum equal to One Hundred Dollars ($100.00) per share (as adjusted for any stock dividends, combinations, or splits with respect to such shares), plus an amount equal to all accumulated but unpaid dividends for the shares to be redeemed (the "Redemption Price"). A holder of Preferred Stock may elect, by written notice delivered to the Company not less than twenty-one (21) days prior to the Redemption Date, to waive its right to have redeemed all (but not less than all) of the shares of Preferred Stock held by such holder which are eligible to be redeemed on such Redemption Date, provided that on such Redemption Date each such share of Preferred Stock which is not redeemed shall be converted automatically into shares of Common Stock at the Conversion Price then in effect on such Redemption Date. The number of shares of Preferred Stock that the Company shall be required under this Section 7(a) to redeem on each Redemption Date shall be 8,333 shares, except that the Company shall be required to redeem all the shares of Preferred Stock outstanding on the seventh (7th) anniversary of the Original Issue Date. Any redemption shall be made on a pro rata basis among the holders of the Preferred Stock in proportion to the shares of such series of Preferred Stock then held by them.

          (b) Redemption at the Option of the Company. The Preferred Stock may not be repurchased by the Company at the option of the Company at any time prior to the second anniversary of the Original Issue date. Notwithstanding anything herein to the contrary, on and after the second anniversary of the Original Issue Date, the Preferred Stock shall be subject to redemption, at the option of the Company, in whole or in part, at any time or from time to time (a "Called Redemption Date"), provided that the average bid price for the Common Stock has been greater than $9.50 per share during the twenty (20) business days prior to the date of the Redemption Notice (as defined below). The procedure for the redemption or repurchase of the Preferred Stock by the Company pursuant to the provisions of this Section 7(b) shall be as set forth in Section 7(c) below.

          (c) Procedures for Redemption of Preferred Stock. At least thirty (30) days but not more than forty-five (45) days prior to each Redemption Date the Company shall mail a written notice, first class postage prepaid, to each holder of record at the close of business on the business day preceding the day on which notice is given, of the Preferred Stock to be redeemed, at the address last shown on the records of the Company for such holder, notifying such holder of the redemption to be effected, specifying (i) the number of shares to be redeemed from such holder, (ii) the Redemption Date, (iii) the Redemption Price,
(iv) the place at which payment may be obtained, (v) advising such holder of its right to elect to waive its right to have all (but not less than all) such shares redeemed and that, if such election is made, such shares of Preferred Stock which are not redeemed shall be converted automatically into shares of Common Stock at the Conversion Price then in effect (setting forth such Conversion Price), and (vi) calling upon such holder to surrender to the Company, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, any shares of Preferred Stock redeemed on such Redemption Date shall not be entitled to any further rights as Preferred Stock and shall not be deemed outstanding for any purpose. If the funds of the Company legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the number of shares of Preferred Stock held by each such holder. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Preferred Stock such funds will be used immediately to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date, but which it has not redeemed, it being understood that any such redemption shall not constitute a waiver by a holder of Preferred Stock of any rights derived from the failure to redeem on the Redemption Date.

     No Reissuance of Convertible Preferred Stock. No share(s) of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares that the Company shall be authorized to issue. The Company from time to time may take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

     No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment.

          Notices of Record Date.  In the event of any:

          (a) taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (b) capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger, consolidation, or share exchange of the Company, or any transfer of all or substantially all the assets of the Company to any other corporation, or any other entity or person; or

          (c) voluntary or involuntary dissolution, liquidation, or winding up the Company;

then and in each such event the Company shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying
(i) the record date for such dividend, distribution, or right and a description of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, dissolution, liquidation, or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange, dissolution, liquidation, or winding up. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which such action is to be taken.